Exhibit 99-1

Press Release
February 15, 2011, 9:15 am EST

Digital Marketing Veteran Larry Harris to be Named President

Plans to Re-Position Company to Capitalize on Mobile Technology Innovation and Consumer Media Convergence

NEW YORK, Feb. 15, 2011 (GLOBE NEWSWIRE) -- VGTel, Inc. (OTCBB:VGTL - News) announced today it has entered into a definitive Agreement of Plan and Share Exchange ("Agreement") with Venture Industries, Inc. VGTel, Inc. will acquire 100% of the issued and outstanding shares of Venture Industries, Inc. in exchange for the issuance of 65% of the outstanding shares of VGTel, Inc. Pursuant to the terms of the Agreement, closing will take place when the conditions precedent to closing have been met. Among the terms to be met are the filing of audited financial statements for both interim and annual periods of Venture Industries, Inc.

Larry Harris, a veteran marketing executive and entrepreneur, will be named President of VGTel, Inc. At 48 years of age, Mr. Harris' experience spans a broad range of capacities in both the advertising industry and in defining new marketing paradigms for the convergence of media with digital technology. He founded one of the first interactive agencies within a major ad agency at FCB, led marketing integration at Draft and was most recently CEO of Ansible Mobile, the innovative mobile marketing joint venture between marketing services holding company, Interpublic Group and Velti, a leading provider of mobile marketing solutions.

Mr. Harris said, "The digital marketplace is undergoing fundamental change as both consumers and advertisers seek to connect to a custom content experience and the real time delivery of information. Winning solutions will be grounded on the smart use of data and full dynamic technology platforms. Venture Industries' highly skilled talent pool and cutting edge technology along with strategic additions to our platform will be a powerful competitor in rapid-growth areas of marketing such as delivery of online video and mobile marketing offerings. I'm energized by this opportunity and look forward to the completion of this transaction." VGTel, Inc. anticipates the audits will be completed prior to the end of the first quarter at which time the transaction will be completed.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Any statements in this press release regarding the acquisition, of Venture Industries, Inc. business and technology, are not historical facts may be considered "forward-looking statements," including statements regarding the acquisition, its expected benefits, and the acquisition's anticipated timing. VGTel, Inc. has based these forward-looking statements on management's current preliminary expectations, assumptions, estimates and projections. While VGTel, Inc. believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Such risks and uncertainties relate to, among other factors: the risk that the transaction may not be completed or that the closing of the transaction may be delayed; the risk of a material adverse event affecting VGTel, Inc. You should also review our discussion of risk factors and other disclosures in VGTel, Inc.'s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. VGTel, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contact:

Mark Kabbash
Tel: 646-408-2661
Email: mark.kabbash@equitygroups.com